UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

HORIZON PCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-51240	31-1707839

(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 East Main Street, Chillicothe, Ohio	45601-0480

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (740) 772-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 17, 2005, Horizon PCS, Inc., a Delaware corporation (“Horizon PCS”), issued a joint press release with iPCS, Inc., a Delaware corporation (“iPCS”), which announced that their respective Boards of Directors had approved an agreement and plan of merger (the “Merger Agreement”) between Horizon PCS and iPCS pursuant to which Horizon PCS will merge with and into iPCS. Under the terms of the Merger Agreement, Horizon PCS shareholders will receive 0.7725 iPCS shares for every share of Horizon PCS common stock they hold.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of Horizon PCS’ and iPCS’ stockholders, the expiration of the applicable waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the consent of Sprint PCS.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety and the foregoing description of the merger is qualified in its entirety by reference to such press release.

Horizon PCS will file the information required by Item 1.01 in a separate Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.

99.1 Joint press release by issued by Horizon PCS and iPCS announcing the approval of the Agreement and Plan of Merger by their respective Boards of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon PCS, Inc.
Date: March 17, 2005	By:	/s/ William A. McKell
		Name:	William A. McKell
		Title:	President and Chief Executive Officer